MercadoLibre, Inc. Reports First Quarter 2021 Financial Results

Net Revenues of $1.4 billion, up 158.4% year-over-year on an FX neutral basis

$14.7 billion Total Payment Volume, up 129.2% year-over-year on an FX neutral basis

$6.1 billion Gross Merchandise Volume, up 114.3% year-over-year on an FX neutral basis

BUENOS AIRES, Argentina, May 5th, 2021 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended March 31, 2021.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “Our financial results were once again marked by accelerated growth due to strong demand for e-commerce and FinTech services within an improving but still challenging environment. Online consumption remained strong and we experienced favorable consumer trends. Online consumption throughout remained strong and we experienced favorable consumer trends as digital services share of wallet continue to grow. Our solid quarterly performance illustrates our commitment to executing our long-term strategic priorities as we remain focused on our purpose of democratizing access to commerce and money in Latin America, recognizing the important economic role we play in the countries where we operate.”

First Quarter 2021 Business Highlights

•	Unique active users grew by 61.6% year-over-year, reaching 69.8 million.
•	Gross merchandise volume (“GMV”) grew to $6.1 billion, representing an increase of 77.4% in USD and 114.3% on an FX neutral basis.
•	Successful items sold reached 222.0 million, increasing by 110.2% year-over-year.
•	Live listings offered on MercadoLibre’s marketplace reached 299.5 million.
•	Mobile gross merchandise volume grew by 215.7% year-over-year on an FX neutral basis, reaching 72.9% of GMV.
•	Mercado Envios shipped 208.1 million items during the quarter, representing a 130.7% year-over-year increase.
•

Total payment volume (“TPV”) through Mercado Pago reached $14.7 billion, a year-over-year increase of 81.8% in USD and 129.2% on an FX neutral basis. Total payment transactions increased 116.7% year-over-year, totaling 630.1 million transactions for the quarter.

•

Off-platform TPV grew 82.5% year-over-year in USD and 136.4% year-over-year on a FX neutral basis, reaching $8.5 billion, while payment transactions reached 478.9 million, a year-over-year increase of 120.4%.

•	Online Payments TPV grew 138.8% year-over-year on an FX neutral basis.
•	MPOS continued its recovery towards pre-COVID levels, reaching 90.2% year-over-year growth on an FX neutral basis.
•	Mobile Wallet delivered $2.9 billion in Total Payment Volume on a consolidated basis, leading to a 192.0% year-over-year growth on an FX neutral basis.
•	Our asset management product, Mercado Fondo, has over $650 million under management and almost 16.0 million users across Latin America.
•	Mercado Credito’s portfolio grew to $576 million, more than doubling its size compared to the first quarter of 2020.

First Quarter 2021 Financial Highlights

•	Net revenues for the first quarter were $1.4 billion, a year-over-year increase of 111.4% in USD and 158.4% on an FX neutral basis.
•	Commerce revenues increased 139.2% year-over-year in USD reaching $910.6 million, while Fintech revenues increased 72.4% year-over-year in USD reaching $467.8 million.
•	Gross profit was $591.4 million with a margin of 42.9%, compared to 48.0% in the first quarter of 2020.
•	Total operating expenses were $500.5 million, an increase of 46% year-over-year in USD. As a percentage of revenues, operating expenses were 36.3%, compared to 52.5% during the first quarter of 2020.
•	Income from operations was $90.8 million, compared to a loss of $29.7 million during the prior year. As a percentage of revenues, income from operations was 6.6%.
•

Interest income was $25.1 million, a 31.8% decrease year-over-year, as a result of lower interest rates as a consequence of the pandemic and lower float in our U.S. investments, mainly offset by higher interest income in Argentina due to higher float.

•	We incurred $91.3 million in interest and financial expenses this quarter, mostly attributable to the convertible debt repurchase transaction.
•

We had foreign currency losses of $15.1 million, mainly attributable to the additional cost of accessing US dollars through an indirect mechanism in Argentina due to restrictions imposed by Argentine government for buying US dollars at the official exchange rate.

•	Net income before taxes was $9.5 million, up from a loss of $16.7 million during the first quarter of 2020.
•

Income tax expense was $43.5 million, driven by higher income tax expense in Argentina and Brazil as a consequence of higher pre-tax gain in our Argentine and Brazilian segment in 2021 and an increase in our withholding tax on dividends.

•	Net loss was $34.0 million, resulting in net loss per share of $0.68.
•	As part of our treasury strategy this quarter we purchased $7.8 million in bitcoin, a digital asset that we are disclosing within our indefinite-lived intangible assets.

The following table summarizes certain key performance metrics for the three months periods ended March 31, 2021 and 2020.

	Three-month Periods Ended March 31, (*)
(in millions)	2021	2020

Unique active users	69.8	43.2
Gross merchandise volume	$6,057.2	$3,414.1
Number of successful items sold	222.0	105.7
Number of successful items shipped	208.1	90.2
Total payment volume	$14,717.7	$8,094.5
Total volume of payments on marketplace	$5,840.0	$3,203.3
Total payment transactions	630.1	290.7
Capital expenditures	$112.7	$53.5
Depreciation and amortization	$38.4	$21.6

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q1’20	Q2’20	Q3’20	Q4’20	Q1’21

Brazil	31%	37%	57%	68%	93%

Argentina	42%	110%	145%	144%	124%

Mexico	74%	96%	111%	141%	143%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q1’20	Q2’20	Q3’20	Q4’20	Q1’21

Brazil	55%	87%	112%	120%	139%

Argentina	123%	224%	260%	229%	223%

Mexico	81%	138%	140%	155%	148%

Conference Call and Webcast

The Company will host a conference call and audio webcast on May 5th, 2021 at 5:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID – 3258507 –) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2019 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

MPOS –  Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly.

Commerce – Revenues from core marketplace fees, shipping fees, sale of goods, ad sales, classified fees and other ancillary services.

Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS.

Successful items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Successful items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

Operating margin – Defined as income from operations as a percentage of net revenues.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2020,  “Item 1A-Risk Factors” in Part II of our Form 10-Q for the quarter ended March 31, 2021 and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

 Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$ 862,720	$ 1,856,394
Restricted cash and cash equivalents	325,636	651,830
Short-term investments (634,067 and 636,949 held in guarantee)	980,076	1,241,306
Accounts receivable, net	64,815	49,691
Credit cards receivable and other means of payments, net	883,670	863,073
Loans receivable, net	416,600	385,036
Prepaid expenses	43,291	28,378
Inventory	131,460	118,140
Other assets	191,923	152,959
Total current assets	3,900,191	5,346,807
Non-current assets:
Long-term investments	175,601	166,111
Loans receivable, net	18,849	16,619
Property and equipment, net	458,640	391,684
Operating lease right-of-use assets	345,313	303,214
Goodwill	82,830	85,211
Intangible assets, net	20,271	14,155
Deferred tax assets	124,272	134,916
Other assets	71,888	67,615
Total non-current assets	1,297,664	1,179,525
Total assets	$ 5,197,855	$ 6,526,332
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 612,206	$ 767,336
Funds payable to customers and amounts due to merchants	1,527,971	1,733,095
Salaries and social security payable	193,166	207,358
Taxes payable	240,167	215,918
Loans payable and other financial liabilities	514,540	548,393
Operating lease liabilities	67,264	55,246
Other liabilities	49,635	108,534
Total current liabilities	3,204,949	3,635,880
Non-current liabilities:
Salaries and social security payable	20,695	49,852
Loans payable and other financial liabilities	1,659,898	860,876
Operating lease liabilities	277,264	243,601
Deferred tax liabilities	41,233	64,354
Other liabilities	24,220	20,191
Total non-current liabilities	2,023,310	1,238,874
Total liabilities	$ 5,228,259	$ 4,874,754

Commitments and Contingencies

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,852,319 and 49,869,727 shares issued and outstanding at March 31,
2021 and December 31, 2020	$ 50	$ 50
Additional paid-in capital	275,632	1,860,502
Treasury stock	(80,126)	(54,805)
Retained earnings	280,103	314,115
Accumulated other comprehensive loss	(506,063)	(468,284)
Total Equity	(30,404)	1,651,578
Total Liabilities and Equity	$ 5,197,855	$ 6,526,332

MercadoLibre, Inc.

Consolidated Statements of Income

For the three-month periods ended March 31, 2021 and 2020

(In thousands of U.S. dollars, except for share data)

	Three Months Ended March 31,
	2021	2020
Net service revenues	$ 1,230,904	$ 639,892
Net product revenues	147,537	12,199
Net revenues	1,378,441	652,091
Cost of net revenues	(787,064)	(339,277)
Gross profit	591,377	312,814
Operating expenses:
Product and technology development	(126,035)	(73,435)
Sales and marketing	(288,159)	(206,507)
General and administrative	(86,339)	(62,566)
Total operating expenses	(500,533)	(342,508)
Income (loss) from operations	90,844	(29,694)

Other income (expenses):
Interest income and other financial gains	25,071	36,784
Interest expense and other financial losses (*)	(91,289)	(23,584)
Foreign currency losses	(15,089)	(186)
Net income (loss) before income tax expense	9,537	(16,680)

Income tax expense	(43,549)	(4,429)
Net loss	$ (34,012)	$ (21,109)

(*)	Includes $49,247 thousands of loss on debt extinguishment and premium related to the 2028 Notes repurchase.

	Three Months Ended March 31,
	2021	2020
Basic EPS
Basic net loss
Available to shareholders per common share	$ (0.68)	$ (0.44)
Weighted average of outstanding common shares	49,867,625	49,709,955
Diluted EPS
Diluted net loss
Available to shareholders per common share	$ (0.68)	$ (0.44)
Weighted average of outstanding common shares	49,867,625	49,709,955

MercadoLibre, Inc.

Consolidated Statements of Cash Flows

For the three months ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020

Cash flows from operations:
Net loss	$ (34,012)	$ (21,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized devaluation loss, net	24,772	18,505
Depreciation and amortization	38,416	21,550
Accrued interest	(4,045)	(22,352)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	34,137	(3,632)
Bad debt charges	83,829	24,419
Financial results on derivative instruments	(18,989)	(16,767)
Stock-based compensation expense — restricted shares	178	179
LTRP accrued compensation	22,916	15,664
Deferred income taxes	3,988	(4,199)
Changes in assets and liabilities:
Accounts receivable	21,064	19,748
Credit cards receivables and other means of payments	(62,274)	(33,303)
Prepaid expenses	(15,218)	8,560
Inventory	(18,958)	(5,272)
Other assets	(34,882)	(5,796)
Payables and accrued expenses	(143,763)	(43,101)
Funds payable to customers and amounts due to merchants	(106,866)	(21,344)
Other liabilities	(62,768)	(32,206)
Interest received from investments	9,478	14,805
Net cash used in operating activities	(262,997)	(85,651)
Cash flows from investing activities:
Purchase of investments	(2,415,091)	(1,323,631)
Proceeds from sale and maturity of investments	2,588,681	1,249,960
Receipts from settlements of derivative instruments	1,585	3,668
Payment for acquired businesses, net of cash acquired	—	(7,561)
Payment from settlements of derivative instruments	(3,897)	—
Purchases of intangible assets	(7,805)	(93)
Changes in principal of loans receivable, net	(148,734)	(27,250)
Purchases of property and equipment	(112,672)	(45,175)
Net cash used in investing activities	(97,933)	(150,082)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	1,839,617	749,617
Payments on loans payable and other financial liabilities	(704,307)	(593,497)
Payments on repurchase of the 2028 Notes	(1,865,076)	—
Payment of finance lease obligations	(3,863)	(564)
Purchase of convertible note capped call	(100,769)	—
Dividends paid of preferred stock	—	(1,000)
Common Stock repurchased	(25,321)	—
Net cash (used in) provided by financing activities	(859,719)	154,556
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(99,219)	(104,864)
Net decrease in cash, cash equivalents, restricted cash and cash equivalents	(1,319,868)	(186,041)
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 2,508,224	$ 1,451,424
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,188,356	$ 1,265,383

Financial results of reporting segments

	Three Months Ended March 31, 2021
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 768,723	$ 297,236	$ 230,497	$ 81,985	$ 1,378,441
Direct costs	(618,037)	(188,969)	(220,906)	(64,310)	(1,092,222)
Direct contribution	150,686	108,267	9,591	17,675	286,219

Operating expenses and indirect costs of net revenues					(195,375)
Income from operations					90,844

Other income (expenses):
Interest income and other financial gains					25,071
Interest expense and other financial losses					(91,289)
Foreign currency losses					(15,089)
Net income before income tax expense					$ 9,537

	Three Months Ended March 31, 2020
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 397,447	$ 132,875	$ 94,753	$ 27,016	$ 652,091
Direct costs	(322,628)	(101,025)	(114,762)	(27,604)	(566,019)
Direct contribution	74,819	31,850	(20,009)	(588)	86,072

Operating expenses and indirect costs of net revenues					(115,766)
Loss from operations					(29,694)

Other income (expenses):
Interest income and other financial gains					36,784
Interest expense and other financial losses					(23,584)
Foreign currency losses					(186)
Net loss before income tax expense					$ (16,680)

Non-GAAP Financial Measures

To supplement our audited consolidated financial statements presented in accordance with U.S. GAAP, we present foreign exchange (“FX”) neutral measures as a non-GAAP measure. Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measure can be found in the tables below.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

We provide this non-GAAP financial measure to enhance overall understanding of our current financial performance and its prospects for the future, and we understand that this measure provides useful information to both Management and investors. In particular, we believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2020 and applying them to the corresponding months in 2021, so as to calculate what our results would have been had exchange rates remained stable from one year to the next.  The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-months period ended March 31, 2021:

	Three-month Periods Ended March 31, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2021	2020	Percentage Change	2021	2020	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 1,378.4	$ 652.1	111.4%	$ 1,684.9	$ 652.1	158.4%
Cost of net revenues	(787.1)	(339.3)	132.0%	(951.4)	(339.3)	180.4%
Gross profit	591.4	312.8	89.1%	733.5	312.8	134.5%

Operating expenses	(500.5)	(342.5)	46.1%	(623.7)	(342.5)	82.1%
Income (Loss) from operations	90.8	(29.7)	405.9%	109.8	(29.7)	469.5%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com